Exhibit 5.1

February 3, 2010

KMG Chemicals, Inc.
9555 W. Sam Houston Parkway S., Suite 600
Houston, Texas 77099

Re: Registration Statement on Form S-8 of 750,000 Shares of Common Stock of KMG Chemicals, Inc.

Ladies and Gentlemen:

We have acted as counsel to KMG Chemicals, Inc., a Texas corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement registers 750,000 shares of common stock of the Company, par value $0.01 (the “Common Shares”), issuable pursuant that certain KMG Chemicals, Inc. 2009 Long-Term Incentive Plan (the “Plan”).

As the basis for the opinion hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Plan, (b) the Restated and Amended Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, and (c) such other documents, corporate records, certificates and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Common Shares when issued by the Company and fully paid for in accordance with the provisions of the Plan (with the consideration received by the Company being not less than the par value thereof), will be validly issued, fully paid and non-assessable.

KMG Chemicals, Inc.
February 3, 2010

The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, the Texas Business Corporation Act [Texas Business Organizations Code], as currently in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Haynes and Boone, LLP